Exhibit 9.1

VOTING AGREEMENT

AMONG

ACCENTURE LTD

and

THE COVERED PERSONS SIGNATORY HERETO

Dated as of April 18, 2001

     This Voting Agreement, dated as of April 18, 2001 (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, this “Agreement”), among Accenture Ltd, an exempted company limited by shares organized under the laws of Bermuda (registered number EC30090) (“Accenture Ltd”), and the Covered Persons (hereinafter defined).

WITNESSETH:

     WHEREAS, the Covered Persons may in the future become beneficial owners of Class A Common Shares of Accenture Ltd (the “Class A Common Shares”) and/or Class X Common Shares of Accenture Ltd (the “Class X Common Shares”and, together with the Class A Common Shares, the “Common Shares”).

     WHEREAS, the Covered Persons desire to address herein certain relationships among themselves with respect to the voting and disposition of their Common Shares and various other matters and desire to give to the Partners Representatives (hereinafter defined) the power to enforce their agreements with respect thereto on their behalf.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND OTHER MATTERS

      Section 1.1.  Definitions. The following words and phrases as used herein shall have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

     (a)  “Accenture Canada Exchangeco Exchangeable Shares”shall mean the exchangeable shares issued to the Company’s Canadian Partners by an indirect Canadian subsidiary of Accenture Ltd which exchangeable shares are exchangeable from time to time for Class A Common Shares.

     (b)  “Accenture Ltd”shall have the meaning ascribed to such term in the preamble hereto.

     (c)  “Accenture SCA”shall mean Accenture SCA, a Luxembourg société en commandite par actions.

     (d)  “Accenture SCA Common Shares”shall mean Class I Common Shares, par value 1.25 euro per share, of Accenture SCA.

     (e)  This “Agreement”shall have the meaning ascribed to such term in the preamble hereto.

     (f)  “Base Eligible Sales”shall have the meaning ascribed to such term in Section 2.2 hereof.

     (g)  A “beneficial owner”of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security, but for purposes of this Agreement a person shall not be deemed a beneficial owner of Common Shares (A) solely by virtue of the application of Exchange Act Rule 13d-3(d) or Exchange Act Rule 13d-5 as in effect on the date hereof, (B) solely by virtue of the possession of the legal right to vote securities under applicable law (such as by proxy, power of attorney or appointment as corporate representative) or (C) held of record by a “private foundation”subject to the requirements of Section 509 of the Code (or equivalent in other jurisdictions as determined from time to time by the Partners Representatives). “Beneficially own”and “beneficial ownership”shall have correlative meanings. For purposes of the determination of beneficial ownership only, the provisions of Article IV hereof shall not be deemed to transfer the voting power with respect to any Common Shares from any person that would otherwise be the beneficial owner of such Common Shares and the provisions of Article II hereof shall not be deemed to transfer the investment power with respect to any Common Shares.

     (h)  “Board of Directors”shall mean the Board of Directors of Accenture Ltd.

     (i)  “Class A Common Shares”shall have the meaning ascribed to such term in the recitals hereto.

     (j)  “Class X Common Shares”shall have the meaning ascribed to such term in the recitals hereto.

     (k)  “Code”shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

     (l)  “Common Shares”shall have the meaning ascribed to such term in the recitals hereto.

     (m)  “Company”shall mean Accenture Ltd, together with its Subsidiaries from time to time.

     (n)  “Continuing Provisions”shall have the meaning ascribed to such term in Section 6.1(b) hereof.

     (o)  “Covered Persons”shall mean those persons, other than Accenture Ltd, who are from time to time parties to this Agreement and whose names are, or are required to be, listed on Appendix A hereto, in each case in accordance with the terms hereof.

     (p)  A Covered Person’s “Covered Shares”shall mean (1) any Class X Common Shares beneficially owned by such Covered Person at the time in question, (2) any Class A Common Shares beneficially owned by such Covered Person at the time in question that were also beneficially owned by such Covered Person as of or prior to the IPO Date and (3) any Class A Common Shares not falling within the preceding clause (2) that are acquired from the Company (including, without limitation, Class A Common Shares acquired from the Company in connection with the redemption or exchange of Accenture SCA Common Shares or Accenture Canada Exchangeco Exchangeable Shares) or, whether or not acquired from the Company, in order to comply with a written requirement of the Company (which may be a written policy), by such Covered Person while an employee of the Company, a Partner of the Company or in connection with becoming a Partner of the Company, and beneficially owned by such Covered Person at the time in question but, shall not include (i) unless such Common Shares are acquired in order to comply with a written requirement of the Company, Common Shares beneficially owned as a result of (A) an acquisition, directly or indirectly, from the Company in an underwritten public offering or (B) conversion of securities convertible into Common Shares, where beneficial ownership of the convertible securities was acquired in a transaction described in clause (A) above, (ii) any other Common Shares excluded from the definition of Covered Shares by action of the Partners Representatives prior to the IPO Date or (iii) any other Common Shares acquired under a deferred compensation or employee benefit plan and excluded from the definition of Covered Shares by action of the Partners Representatives after the IPO Date. “Covered Shares”shall also include any Accenture Canada Exchangeco Exchangeable Shares beneficially owned by a Covered Person. “Covered Shares”shall also include Class A Common Shares acquired pursuant to Section 2.4 hereof. “Covered Shares”shall also include the securities that are defined to be “Covered Shares”in Section 5.5 hereof. A Covered Person “acquires”Covered Shares when such Covered Person first acquires beneficial ownership over such Covered Shares.

     (q)  The term “disabled”shall mean “disabled”as defined (i) in any employment agreement then in effect between the employee and the Company, or (ii) if not defined therein, or if there shall be no such agreement, as defined in the Company’s long-term disability plan as in effect from time to time, or (iii) if there shall be no plan, the inability of an employee to perform in all material respects his duties and responsibilities to the Company for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period by reason of a physical or mental incapacity. Any question as to the existence of a disability as to which the employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the employee and the Company. If the employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determinations in writing. The determination of disability made in writing to the Company and the employee shall be final and conclusive for all purposes of this Agreement.

     (r)  “Disabled Employee”shall have the meaning ascribed to such term in Section 2.2 hereof.

     (s)  An “employee”shall include, without limitation, the owners and employees of partner personal service companies in certain countries with which the Company has personal service contracts (in each case as agreed by the Partners Representatives), and any other similarly situated person designated as an “employee”by the Partners Representatives.

     (t)  “Employee Covered Person”shall mean a Covered Person that is an employee of the Company at the time in question, provided that if the Company has received notice that any Covered Person intends to terminate such Covered Person’s employment with the Company (except in the case of notice with respect to retirement or disability), such Covered Person shall be deemed not to be an Employee Covered Person.

     (u)  “Employee Covered Shares”shall have the meaning ascribed to such term in Section 4.1 hereof.

     (v)  “Exchange Act”shall mean the United States Securities Exchange Act of 1934, as amended to date and as further amended from time to time.

     (w)  A reference to an “Exchange Act Rule”shall mean such rule or regulation of the United States Securities and Exchange Commission under the Exchange Act, as in effect from time to time or as replaced by a successor rule thereto.

     (x)  “Future Restrictions”shall have the meaning ascribed to such term in Section 2.3 hereof.

     (y)  “IPO Date”shall mean the closing date of the initial public offering of the Class A Common Shares.

     (z)  “Non-Competition Agreement”shall mean, collectively, any Non-Competition Agreement, dated as of the date hereof, among the Company and the partners from time to time party thereto.

     (aa)  “Partner”shall have the meaning ascribed to such term in the Partner Matters Agreement.

     (bb)  “Partner Matters Agreement”shall mean the Partner Matters Agreement, dated as of the date hereof, among Accenture Ltd and the partners from time to time party thereto.

     (cc)  “Partners Representatives”shall have the meaning ascribed to such term in Section 4.4 hereof.

     (dd)  “Permitted Basket Transaction”shall mean the purchase or sale of, or the establishment of a long or short position in, a basket or index of securities (or of a derivative financial instrument with respect to a basket or index of securities) that includes securities of the Company, in each case if such purchase, sale or establishment is permitted under the Company’s policy on hedging with respect to securities of the Company and other relevant policies, including insider trading policies, as announced from time to time.

     (ee) A “person”shall include, as applicable, any individual, estate, trust, corporation, partnership, limited liability company, unlimited liability company, foundation, association or other entity.

     (ff)  “Preliminary Vote”shall have the meaning ascribed to such term in Section 4.1 hereof.

     (gg)  “Restricted Person”shall mean any person that is not (i) an Employee Covered Person or (ii) a director, officer or employee of the Company acting in such person’s capacity as a director, officer or employee.

     (hh)  “Retired Employee”shall have the meaning ascribed to such term in Section 2.2 hereof.

     (ii)  “Sole Beneficial Owner”shall mean a person who is the beneficial owner of Covered Shares, who does not share beneficial ownership of such Covered Shares with any other person (other than pursuant to this Agreement, the Non-Competition Agreement or applicable community property laws) and who is the only person (other than pursuant to applicable community property laws) with a direct economic interest in the Covered Shares. An economic interest of the Company (or of any other person with respect to which the Company has expressly agreed to in writing) as pledgee shall be disregarded for this purpose. A Covered Person that holds Covered Shares indirectly through a wholly-owned personal holding company shall be considered the “Sole Beneficial Owner”of such Covered Shares, provided that such personal holding company is a Covered Person hereunder.

     (jj)  “Subsidiary”shall mean any person in which Accenture Ltd owns, directly or indirectly, at least a majority of the equity, economic or voting interest.

     (kk)  “Transfer”shall mean any sale, transfer, pledge, hypothecation or other disposition, whether direct or indirect, whether or not for value, and shall include any disposition of the economic or other risks of ownership of Covered Shares, including short sales of securities of the Company, option transactions (whether physical or cash settled) with respect to securities of the Company, use of equity or other derivative financial instruments relating to securities of the Company and other hedging arrangements with respect to securities of the Company, in each such case other than Permitted Basket Transactions.

     (ll)  “Transfer Restrictions”shall have the meaning ascribed to such term in Section 2.1 hereof.

     (mm)  “vote”shall include, without limitation, actions taken or proposed to be taken by written consent.

      Section 1.2.  Gender. For the purposes of this Agreement, the words “he,”“his”or “himself”shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II
LIMITATIONS ON TRANSFER OF SHARES

      Section 2.1.  Transfer Restrictions. Each Covered Person agrees for the benefit of every other Covered Person that such Covered Person shall at all times be the Sole Beneficial Owner of all Covered Shares beneficially owned by such Covered Person as of or prior to the IPO Date (such requirements with respect to ownership of Covered Shares, collectively, the “Transfer Restrictions”).

Section 2.2. Release of Transfer Restrictions.

(a) Notwithstanding Section 2.1, an Employee Covered Person may:

     (i)  commencing on the date that is one year after the IPO Date, Transfer up to 10% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date;

     (ii)  commencing on the date that is two years after the IPO Date, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph (a)) of up to 25% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date;

     (iii)  commencing on the date that is three years after the IPO Date, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph (a)) of up to 35% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date;

     (iv)  commencing on the date that is four years after the IPO Date, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph (a)) of up to 45% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date;

     (v)  commencing on the date that is five years after the IPO Date, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph (a)) of up to 55% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date;

     (vi)  commencing on the date that is six years after the IPO Date, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph (a)) of up to 65% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date; and

     (vii)  commencing on the date that is seven years after the IPO Date, Transfer an aggregate (together with all other Transfers made pursuant to this paragraph (a)) of up to 75% of the aggregate number of Class A Common Shares beneficially owned by such Employee Covered Person as of the IPO Date.

     (b)  Notwithstanding Section 2.1, a Covered Person may Transfer any Class A Common Shares beneficially owned by such Covered Person as of the IPO Date commencing on the later of (i) the date that is eight years after the IPO Date and (ii) the date that such Covered Person ceases to be an employee of the Company.

     (c)  Notwithstanding Section 2.1, an Employee Covered Person that retires at the age of 50 or older and is not in contravention of the Non-Competition Agreement (a “Retired Employee”) may, following the first anniversary of the IPO Date:

     (i)  if such Retired Employee retires at age 50, Transfer up to that number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date which is equal to the product of (x) the aggregate number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date multiplied by (y) the sum of (a) the percentage of Class A Common Shares eligible for sale at the date of such retirement pursuant to paragraph (a) of Section 2.2 (the “Base Eligible Sales”) and (b) the product of (A) (1 minus Base Eligible Sales) multiplied by (B) 0.25;

     (ii)  if such Retired Employee retires at age 51, Transfer up to that number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date which is equal to the product of (x) the aggregate number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date multiplied by (y) the sum of (a) the percentage of the Base Eligible Sales and (b) the product of (A) (1 minus Base Eligible Sales) multiplied by (B) 0.375;

     (iii)  if such Retired Employee retires at age 52, Transfer up to that number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date which is equal to the product of (x) the aggregate number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date multiplied by (y) the sum of (a) the percentage of the Base Eligible Sales and (b) the product of (A) (1 minus Base Eligible Sales) multiplied by (B) 0.50;

     (iv)  if such Retired Employee retires at age 53, Transfer up to that number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date which is equal to the product of (x) the aggregate number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date multiplied by (y) the sum of (a) the percentage of the Base Eligible Sales and (b) the product of (A) (1 minus Base Eligible Sales) multiplied by (B) 0.625;

     (v)  if such Retired Employee retires at age 54, Transfer up to that number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date which is equal to the product of (x) the aggregate number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date multiplied by (y) the sum of (a) the percentage of the Base Eligible Sales and (b) the product of (A) (1 minus Base Eligible Sales) multiplied by (B) 0.75;

     (vi)  if such Retired Employee retires at age 55, Transfer up to that number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date which is equal to the product of (x) the aggregate number of Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date multiplied by (y) the sum of (a) the percentage of the Base Eligible Sales and (b) the product of (A) (1 minus Base Eligible Sales) multiplied by (B) 0.875; and

(vii) if such Retired Employee retires at age 56 or above, Transfer 100% of the Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date.

     A Retired Employee may also Transfer the Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date in accordance with paragraph (a) of this Section 2.2 as if such Retired Employee were an Employee Covered Person.

     Following the first anniversary of the IPO Date, a Retired Employee that reaches the age of 56 may also Transfer 100% of the Class A Common Shares beneficially owned by such Retired Employee as of the IPO Date.

     (d)  Notwithstanding Section 2.1, a Covered Person that becomes disabled while an employee of the Company (a “Disabled Employee”) prior to May 31, 2001 (or such other date that the Partners Representatives shall declare to be the date of the consummation of the Company’s transition to a corporate structure), may Transfer 100% of Class A Common Shares beneficially owned by such Disabled Employee as of the IPO Date, following the first anniversary of the IPO Date. A Covered Person that becomes a Disabled Employee following May 31, 2001 (or such other date that the Partners Representatives shall declare to be the date of the consummation of the Company’s transition to a corporate structure) may (i) if such Disabled Employee becomes disabled prior to reaching the age of 50, Transfer Class A Common Shares beneficially owned by such Disabled Employee as of the IPO Date in accordance with the provisions of paragraph (a) of this Section 2.2 as if such Disabled Employee were an Employee Covered Person and (ii) if such Disabled Employee becomes disabled after reaching the age of 50, Transfer Class A Common Shares beneficially owned by such Disabled Employee as of the IPO Date in accordance with the provisions of paragraph (c) of this Section 2.2 as if such Disabled Employee were a Retired Employee.

     (e)  Notwithstanding Section 2.1, a Covered Person may exchange Accenture Canada Exchangeco Exchangeable Shares for Class A Common Shares, provided that, solely for purposes of this Article II, such Class A Common Shares shall be deemed to have been owned by such Covered Person as of the IPO Date.

     (f)  Notwithstanding Section 2.1, a Covered Person may Transfer Class A Common Shares beneficially owned by such Covered Person as of the IPO Date pursuant to bona fide pledges of Class A Common Shares approved by Accenture Ltd in writing and any foreclosures thereunder, provided that the pledgee has agreed in writing with Accenture Ltd (any such agreement to be satisfactory to Accenture Ltd in its sole discretion) that Accenture Ltd shall have a right of first refusal to purchase such Class A Common Shares at the market price prior to any sale of such Class A Common Shares by such pledgee.

     Section 2.3. Certain Additional Restrictions.

     (a)  Each Covered Person agrees for the benefit of every other Covered Person that such Covered Person will comply with the restrictions on Transfer relating to Common Shares imposed by the lock-up provisions of the Underwriting Agreement to be dated on or about the date of the pricing of the initial public offering of the Class A Common Shares, among Accenture Ltd and the several underwriters named therein, whether or not such provisions refer to such Covered Person by name.

     (b)  Each Covered Person agrees for the benefit of every other Covered Person that, at the request of Accenture Ltd, such Covered Person will comply with any future restrictions on Transfer relating to Common Shares imposed by or with the consent of Accenture Ltd and notified to such Covered Person from time to time in connection with any future offerings of securities of Accenture Ltd, whether by Accenture Ltd or by any securityholder of Accenture Ltd and whether or not such restrictions on transfer refer to such Covered Person by name (such restrictions, collectively, “Future Restrictions”), provided that such Future Restrictions are no more onerous than restrictions agreed to by Accenture Ltd. Notwithstanding the immediately preceding sentence, Covered Persons that are not Employee Covered Persons shall not be required to comply with such Future Restrictions on Transfer relating to Common Shares that are not Covered Shares.

     (c)  Each Covered Person agrees for the benefit of every other Covered Person that, for so long as such Covered Person is an Employee Covered Person, such Covered Person will comply with any restrictions on Transfer relating to Common Shares imposed by the Company and notified to such Covered Person from time to time (i) to enable the Company or any party to an agreement with the Company to account for a business combination by the pooling of interests method or (ii) pursuant to the Company’s insider trading policies from time to time.

      Section 2.4. Minimum Ownership Requirement.

     Each person who becomes a Covered Person following the IPO Date agrees that such person shall be the Sole Beneficial Owner of at least 5,000 Class A Common Shares by no later than the third anniversary of the date such person became a Covered Person, and further agrees to be the Sole Beneficial Owner of such 5,000 Class A Common Shares for so long as such person remains an Employee Covered Person.

      Section 2.5. Holding of Covered Shares in Custody and/or in Nominee Name; Legend on Certificates; Entry of Stop Transfer Orders.

     (a)  Each Covered Person understands and agrees that all Covered Shares beneficially owned by such Covered Person (in each case other than Covered Shares held of record by a trustee in a compensation or benefit plan administered by the Company and other Covered Shares that have been pledged to the Company (or to a third party agreed to in writing by the Company) to secure the performance of such Covered Person’s obligations under any agreement with the Company (or with any other person with respect to which the Company has expressly agreed to in writing)) shall, at the sole discretion of the Partners Representatives, be registered in the name of a nominee for such Covered Person and/or shall be held in the custody of a custodian until otherwise determined by the Partners Representatives, or until such time as such Covered Shares are released pursuant to paragraphs (e) or (f) of this Section 2.5, and, by his signature hereto, each Covered Person appoints the Partners Representatives, and each member thereof individually, with full power of substitution and resubstitution, his true and lawful attorney-in-fact to assign, endorse and register for transfer into such nominee’s name or deliver to such custodian any such Covered Shares which are not so registered or so held, as the case may be, and to enter into any custody agreement with respect to such Covered Shares, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of this paragraph (a) of this Section 2.5 as such Covered Person might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. It is understood and agreed by each such Covered Person that this appointment, empowerment and authorization may be exercised by the aforementioned persons with respect to all Covered Shares of such Covered Person, and held of record by another person, for the period beginning on the date hereof and ending on the date this Agreement shall have been terminated pursuant to Section 6.1(a) hereof. The form of the custody agreement and the identity of the custodian and/or nominee shall be as determined by the Partners Representatives from time to time.

     (b)  Whenever any nominee holder shall receive any dividend or other distribution in respect of any Covered Shares, satisfied otherwise than in Covered Shares, the Partners Representatives will give or cause to be given notice or direction to the applicable nominee and/or custodian referred to in paragraph (a) to permit the prompt distribution of such dividend or distribution to the beneficial owner of such Covered Shares, net of any tax withholding amounts required to be withheld by the nominee, unless the distribution of such dividend or distribution is restricted by the terms of another agreement between the Covered Person and the Company (or with any other person with respect to which the Company has expressly agreed in writing) known to the Partners Representatives.

     (c)  Each Covered Person understands and agrees that any share certificate representing Covered Shares beneficially owned by such Covered Person, and any agreement or other instrument evidencing restricted share units, options or other rights to receive or acquire Covered Shares beneficially owned by such Covered Person, may bear a legend noted conspicuously on each such certificate, agreement or other instrument reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A VOTING AGREEMENT AMONG ACCENTURE LTD AND THE PERSONS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF ACCENTURE LTD AND WHICH, AMONG OTHER MATTERS, PLACES RESTRICTIONS ON THE DISPOSITION AND VOTING OF SUCH SECURITIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, EXCHANGED, TRANSFERRED, ASSIGNED, PLEDGED, PARTICIPATED, HYPOTHECATED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE THEREWITH.”

     (d)  Each Covered Person agrees and consents (i) that the Board of Directors may refuse to register the transfer of and (ii) to the entry of stop transfer orders against the transfer of Covered Shares subject to Transfer Restrictions except in compliance with this Agreement.

     (e)  All Covered Shares of each Covered Person who is not an Employee Covered Person which could then be Transferred without contravening any Transfer Restrictions shall be released, pursuant to procedures to be developed by the Partners Representatives, to or at the direction of such Covered Person free and clear of all restrictions and legends described in this Section 2.5.

     (f)  A specified number of Covered Shares of an Employee Covered Person shall be released, pursuant to procedures to be developed by the Partners Representatives, upon the request of such Employee Covered Person and to or at the direction of such Employee Covered Person (free and clear of all restrictions and legends described in this Section 2.5), provided that such request is accompanied by a certificate of such requesting Employee Covered Person (i) indicating such requesting Employee Covered Person’s intention to Transfer promptly such specified number of Covered Shares and (ii) establishing that such specified number of Covered Shares are then permitted to be Transferred without contravening any Transfer Restrictions (which evidence must be satisfactory to the Partners Representatives).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each Covered Person severally represents and warrants that:

     (i)  such Covered Person has (and with respect to Covered Shares to be acquired in the future, will have) good, valid and marketable title to the Covered Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement, another agreement with the Company, or any other agreement with another person with respect to which the Company has expressly agreed to in writing, by which such Covered Person is bound and to which the Covered Shares are subject;

     (ii)  each of this Agreement and the Partner Matters Agreement constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’rights generally and to general equitable principles (whether considered in a proceeding in equity or at law));

     (iii)  there are no actions, suits or proceedings pending, or, to the knowledge of such Covered Person, threatened against or affecting such Covered Person or such Covered Person’s assets in any court or before or by any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would impair the ability of such Covered Person to perform or comply with this Agreement or the Partner Matters Agreement;

     (iv)  such Covered Person understands that his ability to transfer the Covered Shares is subject to legal and contractual restrictions and that the Covered Shares may not have been registered under the United States Securities Act of 1933, and that he is holding the Covered Shares for his own account, for investment, and not for distribution, assignment or resale to others, and no other person has any direct or indirect beneficial interest in such shares (other than the Company or at the express written consent of the Company and other than with respect to any Employee Covered Shares the Transfer of which has been approved by the Partners Representatives pursuant to paragraph (a) of Section 4.1); and

     (v)  no statement, representation or warranty made by such Covered Person in this Agreement or the Partner Matters Agreement, nor any information provided by such Covered Person for inclusion in a report filed pursuant to Section 5.4 hereof or in a registration statement filed by the Company contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements, representations or warranties contained herein or information provided therein not misleading.

     Each Covered Person that is not a natural person additionally severally represents and warrants that:

(i) such Covered Person is duly organized and validly existing in good standing under the laws of the jurisdiction of such Covered Person’s formation;

(ii) such Covered Person has full right, power and authority to enter into and perform this Agreement and the Partner Matters Agreement; and

     (iii)  the execution and delivery of this Agreement and the Partner Matters Agreement and the performance of the transactions contemplated herein and therein have been duly authorized, and no further proceedings on the part of such Covered Person are necessary to authorize the execution, delivery and performance of this Agreement or the Partner Matters Agreement; and each of this Agreement and the Partner Matters Agreement has been duly executed by such Covered Person.

     Each Covered Person severally agrees that the foregoing provisions of this Article III shall be continuing representations and warranties of such Covered Person during the period that such person shall be a Covered Person and Common Shares of such person shall be Covered Shares, and such Covered Person shall take all actions as shall from time to time be necessary to cure any breach or violation and to obtain any authorizations, consents, approvals and clearances in order that such representations and warranties shall be true and correct during such period.

ARTICLE IV
VOTING AGREEMENT

      Section 4.1.  Preliminary Vote of Employee Covered Persons.

     (a)  Prior to any vote of the shareholders of Accenture Ltd (or of any class of shareholders of Accenture Ltd), there shall be a separate, preliminary vote, on each matter upon which a shareholder vote is proposed to be taken (each, a “Preliminary Vote”), of the Covered Shares beneficially owned by all Employee Covered Persons at the time in question that are Common Shares (such Covered Shares at any such time, the “Employee Covered Shares”) (or of the relevant class of Covered Shares). If an Employee Covered Person Transfers beneficial ownership of any Employee Covered Shares to another person but retains the sole power and authority with respect to the voting of such shares (such as a Transfer to a trust for which the Employee Covered Person is the trustee), the Partners Representatives may, at the request of such Employee Covered Person, or by the adoption of a policy applicable to all Employee Covered Persons, deem that such shares shall continue to be such Employee Covered Person’s “Employee Covered Share”, provided that the Partners Representatives may impose any conditions that they shall determine in their sole discretion, including without limitation, the requirement that such shares shall held in custody and/or in nominee name pursuant to Section 2.5 hereof. The Preliminary Votes, and other votes and proposed actions of the Employee Covered Persons contemplated hereby, shall be conducted pursuant to procedures established from time to time by the Partners Representatives. Provisions hereof relating to Preliminary Votes do not in any way affect or bind Accenture Ltd or the conduct of its general meetings.

     (b)  Notwithstanding the provisions of paragraph (a) of this Section 4.1, in the event that (i) Employee Covered Persons from any single country beneficially own Employee Covered Shares constituting a majority of all Employee Covered Shares outstanding at the time of a Preliminary Vote and (ii) Employee Covered Shares constitute a majority of all the votes attaching to the Common Shares outstanding at such time, then in such Preliminary Vote that number of Employee Covered Shares that equals (x) the total number of Employee Covered Shares beneficially owned by Employee Covered Persons from such single country at the time in question less (y) the number of Employee Covered Shares that is one-half (rounded down to the nearest integer) of all Employee Covered Shares at the time in question shall be deemed to have been voted in such Preliminary Vote pro rata with all Employee Covered Shares cast in such Preliminary Vote excluding in such pro rata calculation the casting of Employee Covered Shares beneficially owned by Employee Covered Persons from such single country.

      Section 4.2.  Voting of the Employee Covered Shares.

     (a)  Other than as set forth in paragraphs (b) and (c) of this Section 4.2, in the case of any vote of the shareholders (or of any class of shareholders) of Accenture Ltd, every Employee Covered Share shall be voted in the same way as the majority of the votes cast on the matter in question by the Employee Covered Shares in the Preliminary Vote.

     (b)  In the case of any vote of the shareholders of Accenture Ltd with respect to elections of directors, every Employee Covered Share shall be voted in favor of the election of those persons, equal in number to the number of such positions to be filled, receiving the highest numbers of votes cast by the Employee Covered Shares in the Preliminary Vote, provided however, that in the case of an election of directors where the number of candidates equals the number of directorship positions to be filled, all votes shall be withheld from any candidate that does not receive a majority of the votes cast by the Employee Covered Shares in the Preliminary Vote.

     (c)  In the case of any vote of the shareholders of Accenture Ltd with respect to (i) any amendment to Accenture Ltd’s memorandum of continuance or bye-laws, (ii) any amalgamation, discontinuance, winding up or dissolution of Accenture Ltd or (iii) any sale, lease, or exchange by Accenture Ltd of all or substantially all of its property and assets, including its goodwill and corporate franchise, every Employee Covered Share shall be voted against such proposal unless two-thirds (2/3) of the total votes represented by the outstanding Employee Covered Shares vote in favor of such proposal in the Preliminary Vote, in which case every Employee Covered Share shall be voted for such proposal.

      Section 4.3. Irrevocable Proxy and Power of Attorney.

(a) By his signature hereto, each Covered Person hereby:

     (i)  gives the Partners Representatives, and each member thereof individually, with full power of substitution and resubstitution, an irrevocable proxy to vote or otherwise act with respect to all of the Covered Person’s Employee Covered Shares, as fully, to the same extent and with the same effect as such Covered Person might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Bermuda company;

(ii) directs that such proxy shall be voted in connection with such matters as are the subject of a Preliminary Vote as provided in this Agreement in accordance with such Preliminary Vote;

     (iii)  authorizes the holder of such proxy to vote on such other matters as may come before a meeting of shareholders of Accenture Ltd or any adjournment thereof and as are related, directly or indirectly, to the matter which was the subject of the Preliminary Vote as the aforementioned persons see fit in their discretion but in a manner consistent with the Preliminary Vote; and

     (iv)  authorizes the holder of such proxy to vote on such other matters as may come before a meeting of shareholders of Accenture Ltd or any adjournment thereof (including matters related to adjournment thereof) as the aforementioned persons see fit in their discretion but not to cast any vote under this clause (iv) which is inconsistent with the Preliminary Vote or which would achieve an outcome that would frustrate the intent of the Preliminary Vote.

     Each such Covered Person hereby affirms that this proxy is given as a term of this Agreement and as such is coupled with an interest and is irrevocable. It is further understood and agreed by each such Covered Person that this proxy may be exercised by the aforementioned persons with respect to all Employee Covered Shares of such Covered Person for the period beginning on the date hereof and ending on the date this Agreement shall have been terminated pursuant to paragraph (a) of Section 6.1 hereof.

     (b)  By his signature hereto, each Covered Person appoints the Partners Representatives, and each member thereof individually, with full power of substitution and resubstitution, his true and lawful attorney-in-fact to direct, in accordance with the provisions of this Article IV, the voting of any Employee Covered Shares held of record by any other person but beneficially owned by such Covered Person, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of Section 4.2 and paragraph (a) of this Section 4.3 as such Covered Person might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. It is understood and agreed by each such Covered Person that this appointment, empowerment and authorization may be exercised by the aforementioned persons with respect to all Employee Covered Shares of such Covered Person, and held of record by another person, for the period beginning on the date hereof and ending on the date this Agreement shall have been terminated pursuant to Section 6.1(a) hereof.

      Section 4.4.  Partners Representatives.

     (a)  The “Partners Representatives”, as of any time, shall consist of the members of the Board of Directors who are also Partners of the Company and who agree to serve as members of the Partners Representatives. If there are less than three individuals who are both Partners and members of the Board of Directors and who agree to serve as members of the Partners Representatives, the Partners Representatives shall consist of each such individual plus such additional individuals who are Partners and who are selected pursuant to procedures established by the Partners Representatives as shall ensure that the Partners Representatives contain not less than three members who are Partners. The members of the Partners Representatives from time to time will be party to this Agreement in their capacities both as Covered Persons and as members of the Partners Representatives.

     (b)  (i) Except as otherwise provided herein, all determinations necessary or advisable under this Agreement (including determinations of beneficial ownership) shall be made by the Partners Representatives, whose determinations shall be final and binding. The Partners Representatives’determinations under this Agreement and actions (including waivers) hereunder need not be uniform and may be made selectively among Covered Persons (whether or not such Covered Persons are similarly situated).

     (ii) Each Covered Person recognizes and agrees that each of the members of the Partners Representatives in acting hereunder shall at all times be acting in their individual capacities and not as directors or officers of the Company and in so acting or failing to act shall not have any fiduciary duties to the Company or the Covered Persons as a member of the Partners Representatives by virtue of the fact that one or more of such members may also be serving as a director or officer of the Company or otherwise. Each Covered Person consequently recognizes that for a member of the Partners Representatives to also serve as a director or officer of the Company does not constitute a conflict.

     (iii) The Partners Representatives shall act through a majority vote of its members. Such actions may be taken in person at a meeting or by a written instrument signed by all of the members. Meetings of the Partners Representatives may be held by such telephonic or other electronic means as the Partners Representatives may from time to time approve and which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such a meeting.

     (c)  To the extent not addressed herein, the Partners Representatives shall (i) attend as proxy, or cause a person designated by them and acting as lawful proxy to attend as proxy, each meeting of the shareholders of Accenture Ltd and to vote or to cause such designee to vote the Employee Covered Shares over which it has the power to vote in accordance with the results of the Preliminary Vote as set forth in Section 4.2, and (ii) develop procedures governing Preliminary Votes and other votes and actions to be taken pursuant to this Agreement, including without limitation, procedures relating to the establishment of record dates. To the extent the bye-laws of Accenture Ltd so allow, the Partners Representatives or their designee may attend a meeting of the shareholders of Accenture Ltd telephonically or by other electronic means.

ARTICLE V
OTHER AGREEMENTS OF THE PARTIES

      Section 5.1.  Standstill Provisions. Each Covered Person agrees for the benefit of every other Covered Person that, for so long as such Covered Person is an Employee Covered Person, such Covered Person shall not, directly or indirectly, alone or in concert with any other person, (i) make, or in any way participate in, any “solicitation”of “proxies”(as such terms are defined in Exchange Act Rule 14a-1) relating to any securities of the Company to or with any Restricted Person; (ii) deposit any Covered Shares in a voting trust or subject any Covered Shares to any voting agreement or arrangement, in either case, that includes as a party any Restricted Person; (iii) form, join or in any way participate in a group (as contemplated by Exchange Act Rule 13d-5(b)) with respect to any securities of the Company (or any securities the ownership of which would make the owner thereof a beneficial owner of securities of the Company (for this purpose as determined by Exchange Act Rule 13d-3 and Exchange Act Rule 13d-5)) that includes as a party any Restricted Person; (iv) make any announcement subject to Exchange Act Rule 14a-1(l)(2)(iv) to any Restricted Person; (v) except as provided in the Partner Matters Agreement, initiate or propose any “shareholder proposal”subject to Exchange Act Rule 14a-8; (vi) together with any Restricted Person, make any offer or proposal to acquire any securities or assets of the Company or solicit or propose to effect or negotiate any form of business combination, restructuring, recapitalization or other extraordinary transaction involving, or any change in control of, Accenture Ltd, its Subsidiaries or any of their respective securities or assets; (vii) together with any Restricted Person, seek the removal of any directors or a change in the composition or size of the Board of Directors; (viii) together with any Restricted Person, in any way participate in a call for any special meeting of the shareholders of Accenture Ltd; or (ix) assist, advise or encourage any person with respect to, or seek to do, any of the foregoing.

      Section 5.2.  Redemption and Transfer of Class X Common Shares

     (a)  Accenture Ltd agrees with each Covered Person that it shall not exercise its right pursuant to its bye-laws to redeem any Class X Common Shares of a holder if such redemption would reduce the number of Class X Common Shares held by such holder to a number that is less than the sum of (i) the number of Accenture SCA common shares held by such holder and (ii) the number of Accenture Canada Exchangeco Exchangeable Shares held by such holder.

     (b)  The Board of Directors shall irrevocably delegate to the Partners Representatives Accenture Ltd’s authority under its bye-laws to consent to proposed transfers of Class X Common Shares by their holders.

      Section 5.3.  Indemnification and Expenses.

     (a)  Accenture Ltd agrees that it will indemnify and hold harmless each member of the Partners Representatives against any judgments, fines, losses, claims, damages or liabilities incurred by them in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters that pertain to this Agreement or the transactions contemplated hereby. Accenture Ltd need not indemnify any member of the Partners Representatives against any judgments, fines, losses, claims, damages or liabilities incurred by the Partners Representatives through the Partners Representatives own gross negligence, bad faith or willful misconduct.

     (b)  Accenture Ltd shall be responsible for all expenses of the Partners Representatives incurred in the operation and administration of this Agreement, including expenses of proxy solicitation for and the taking of any Preliminary Vote, expenses incurred in preparing appropriate filings and correspondence with the United States Securities and Exchange Commission or other securities regulators, lawyers’, accountants’, agents’, consultants’, experts’, investment banking and other professionals’fees, expenses incurred in enforcing the provisions of this Agreement, expenses incurred in maintaining any necessary or appropriate books and records relating to this Agreement and expenses incurred in the preparation of amendments to and waivers of provisions of this Agreement.

     (c)  Each Covered Person shall be responsible for all expenses of such Covered Person incurred in connection with the compliance by such Covered Person with his obligations under this Agreement, including expenses incurred by the Partners Representatives or Accenture Ltd in enforcing the provisions of this Agreement relating to such obligations.

      Section 5.4.  Filing of Schedule 13D or 13G.

     (a)  In the event that a Covered Person is required to file a report of beneficial ownership on Schedule 13D or 13G with respect to the Common Shares beneficially owned by him (for this purpose as determined by Exchange Act Rule 13d-3 and Exchange Act Rule 13d-5), such Covered Person agrees for the benefit of every other Covered Person that, unless otherwise directed by the Partners Representatives, such Covered Person will not file a separate such report, but will file a report together with the other Covered Persons, containing the information required by the Exchange Act, and such Covered Person understands and agrees that such report shall be filed on his behalf by the Partners Representatives or any member or designee thereof. Such Covered Person shall cooperate fully with the other Covered Persons and the Partners Representatives to achieve the timely filing of any such report and any amendments thereto as may be required, and such Covered Person agrees that any information concerning such Covered Person which such Covered Person furnishes in connection with the preparation and filing of such report will be complete and accurate.

     By his signature hereto, each Covered Person appoints the Partners Representatives and each member thereof from time to time individually, with full power of substitution and resubstitution, his true and lawful attorney-in-fact to execute such reports and any and all amendments thereto and to file such reports with all exhibits thereto and other documents in connection therewith with the United States Securities and Exchange Commission and, if necessary, foreign regulators, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of this Section 5.4 as such Covered Person might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney. Each Covered Person hereby further designates such attorneys as such Covered Person’s agents authorized to receive notices and communications with respect to such reports and any amendments thereto. It is understood and agreed by each such Covered Person that this appointment, empowerment and authorization may be exercised by the aforementioned persons for the period beginning on the date hereof and ending on the date such Covered Person is no longer subject to the provisions of this Agreement (and shall extend thereafter for such time as is required to reflect that such Covered Person is no longer a party to this Agreement).

      Section 5.5.  Adjustment upon Changes in Capitalization; Adjustments upon Changes of Control; Representatives, Successors and Assigns.

     (a)  In the event of any change in the outstanding Common Shares or Accenture Canada Exchangeco Exchangeable Shares by reason of stock dividends, stock splits, reverse stock splits, spin-offs, split-ups, recapitalizations, amalgamations, combinations, exchanges of shares and the like, the term “Covered Shares”shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Covered Shares. Upon the occurrence of any event described in the immediately preceding sentence, the Partners Representatives shall make such adjustments to or interpretations of the provisions of Section 2.1 and 2.2 (and, if they so determine, any other provisions hereof) as they shall deem necessary or desirable to carry out the intent of such provision(s). If the Partners Representatives deem it desirable, any such adjustments may take effect from the record date, the “when issued trading date”, the “ex dividend date”or another appropriate date.

     (b)  In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving the Company or any of its securities or assets as a result of which the Covered Persons shall hold voting securities of a different entity, the Covered Persons agree that this Agreement shall also continue in full force and effect with respect to such voting securities of such other entity formerly representing or distributed in respect of Common Shares, and the terms “Class A Common Shares,”“Covered Shares,”“Common Shares”, “Employee Covered Shares,”and “Accenture Ltd”and “Company,”shall refer to such voting securities formerly representing or distributed in respect of Common Shares and such entity, respectively. Upon the occurrence of any event described in the immediately preceding sentence, the Partners Representatives shall make such adjustments to or interpretations of the restrictions of Section 2.1 (and, if it so determines, any other provisions hereof) as they shall deem necessary or desirable to carry out the intent of such provision(s). If the Partners Representatives deem it desirable, any such adjustments may take effect from the record date or another appropriate date.

     (c)  In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving Accenture SCA or the issuer of the Accenture Canada Exchangeco Exchangeable Shares or any of their respective securities or assets as a result of which the holders of Accenture SCA common shares or Accenture Canada Exchangeco Exchangeable Shares shall hold voting securities of an entity other than Accenture SCA or the issuer of the Accenture Canada Exchangeco Exchangeable Shares, the holders of Accenture SCA common shares and Accenture Canada Exchangeco Exchangeable Shares agree that the terms “Accenture SCA common shares,”and “Accenture Canada Exchangeco Exchangeable Shares”shall refer to such voting securities formerly representing or distributed in respect of Accenture SCA common shares and Accenture Exchangeco Exchangeable Shares. Upon the occurrence of any event described in the immediately preceding sentence, the Partners Representatives shall make such adjustments to or interpretations of the restrictions of Section 2.1 (and, if they so determine, any other provisions hereof) as they shall deem necessary or desirable to carry out the intent of such provision(s). If the Partners Representatives deem it desirable, any such adjustments may take effect from the record date or another appropriate date.

     (d)  This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Covered Persons (and Accenture Ltd in the event of a transaction described in Section 5.5(b) hereof); provided, however, that a Covered Person may not assign this Agreement or any of his rights or obligations hereunder without the prior written consent of Accenture Ltd, and any assignment without such consent by a Covered Person shall be void; and, provided, further, that no assignment of this Agreement by Accenture Ltd or to a successor of Accenture Ltd (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of Accenture Ltd substantially as an entirety.

      Section 5.6.  Further Assurances. Each Covered Person agrees for the benefit of every other Covered Person to execute such additional documents and take such further action as may be reasonably necessary to effect the provisions of this Agreement.

ARTICLE VI
MISCELLANEOUS

      Section 6.1.  Term of the Agreement; Termination of Certain Provisions.

     (a)  The term of this Agreement shall continue until the first to occur of the date that is 50 years after the date hereof and the date this Agreement is terminated by the affirmative vote of not less than 66 2/3% of the votes represented by the Employee Covered Shares. The Partners Representatives may, and upon the written application of the holders of not less than 10%, in the aggregate, of the votes represented by the Employee Covered Shares shall, hold a vote of the Employee Covered Shares to terminate this Agreement. If this Agreement is terminated prior to the expiration or termination of the Transfer Restrictions referred to in Section 2.1, such restrictions on transfer shall continue to apply in accordance with the provisions of such Section unless waived or terminated as provided in paragraph (b) or (e) of Section 6.3. If this Agreement is terminated prior to the expiration or termination of the restrictions on transfer referred to in paragraph (a) of Section 2.3, such restrictions on transfer shall continue to apply in accordance with the provisions of the Underwriting Agreement referred to in paragraph (a) of Section 2.3 unless waived or terminated as provided in such Underwriting Agreement.

     Not less than once every four years following the IPO Date, the Partners Representatives shall consider whether to propose to the Employee Covered Persons any amendments to, or the termination of, this Agreement.

     (b)  Unless this Agreement is theretofore terminated pursuant to Section 6.1(a) hereof, any Covered Person who ceases to be an employee for any reason other than death shall continue to be bound by all the provisions of this Agreement until such time as such Covered Person holds all Covered Shares free from Transfer Restrictions. Thereafter, such Covered Person shall no longer be bound by the provisions of this Agreement other than Sections 4.4, 5.3, 5.4, 5.5, 5.6, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10 and 6.11 (the “Continuing Provisions”), and such Covered Person’s name shall be removed from Appendix A to this Agreement.

     (c)  Unless this Agreement is theretofore terminated pursuant to Section 6.1(a) hereof, the estate of any Covered Person who dies shall from and after the date of such death be bound only by the restrictions on transfer imposed by Section 2.3(a) hereof and the Continuing Provisions; and upon the expiration of the restrictions in Section 2.3(a), the estate of such Covered Person shall no longer be bound by the provisions of this Agreement (other than the Continuing Provisions), and such Covered Person’s name shall be removed from Appendix A to this Agreement.

      Section 6.2.  Amendments.

     (a)  Except as provided in Section 5.5 or this Section 6.2, provisions of this Agreement may be amended only by the affirmative vote of 66 2/3% of the votes represented by the Employee Covered Shares. The Partners Representatives may, and upon the written application of the holders of not less than 10%, in the aggregate, of the votes represented by the Employee Covered Shares shall, hold a vote of the Employee Covered Shares to amend this Agreement.

     (b)  In addition to any other vote or approval that may be required under this Section 6.2, any amendment of this paragraph (b), Section 4.4, Section 5.3, paragraph (e) of Section 6.3 or any other provision the amendment (or addition) of which has the effect of materially changing the rights or obligations of the Partners Representatives hereunder shall require the approval of the Partners Representatives.

     (c)  In addition to any other vote or approval that may be required under this Section 6.2, any amendment to the Transfer Restrictions that would make such Transfer Restrictions materially more onerous to a Covered Person will not be enforceable against that Covered Person unless that Covered Person has consented to such amendment.

     (d)  In addition to any other vote or approval that may be required under this Section 6.2, any amendment of this Agreement that has the effect of changing the obligations of Accenture Ltd hereunder to make such obligations materially more onerous to Accenture Ltd shall require the approval of Accenture Ltd.

     (e)  In addition to any other vote or approval that may be required under this Section 6.2, any amendment that has the effect of amending the provisions of Section 2.1 or paragraphs (a), (b) or (c) of Section 2.3 shall require the approval of Accenture Ltd.

     (f)  Each party hereto understands that it is intended that each Partner of the Company will be a Covered Person under this Agreement or will become a Covered Person upon his appointment to such position, and each party hereto further understands that from time to time certain other persons may become Covered Persons and certain Covered Persons will cease to be bound by the provisions of this Agreement pursuant to the terms hereof. Accordingly, this Agreement may be amended by action of the Partners Representatives from time to time and without the approval of any other person, but solely for the purposes of (i) adding to Appendix A such persons as shall be made party to this Agreement pursuant to the terms hereof or shall (A) be elected Partners of the Company in accordance with applicable procedures and (B) execute a counterpart of the signature page of this Agreement, such addition to be effective as of the time of such action or election and (ii) removing from Appendix A such persons as shall cease to be bound by the provisions of this Agreement pursuant to Sections 6.1(b) or (c) hereof, which additions and removals shall be given effect from time to time by appropriate changes to Appendix A.

     (g)  Any amendment to this Agreement approved in accordance with the terms hereof by the Employee Covered Persons as of an applicable record date shall be binding upon all persons who subsequently become a party hereto.

      Section 6.3.  Waivers.

     (a)  Except as provided in this Section 6.3, provisions of this Agreement may be waived only by the affirmative vote of 66 2/3% of the votes represented by the outstanding Employee Covered Shares. The Partners Representatives may, and upon the written application of the holders of not less than 10%, in the aggregate, of the votes represented by the Employee Covered Shares shall, hold a vote to waive certain provisions of this Agreement.

     (b)  In addition to any other action that may be required under paragraph (a) of this Section, any waiver that has the effect of waiving the provisions of Section 2.1 or paragraphs (a), (b) or (c) of Section 2.3 shall require the approval of Accenture Ltd.

     (c)  In addition to any other vote or approval that may be required under this Section 6.3, any waiver of this paragraph (c), Section 4.4, Section 5.3, paragraph (e) of this Section 6.3 or any other provision the waiver (or alteration) of which has the effect of materially changing the rights or obligations of the Partners Representatives hereunder shall require the approval of the Partners Representatives.

     (d)  In addition to any other vote or approval that may be required under this Section 6.3, any waiver of this Agreement that has the effect of changing the obligations of Accenture Ltd hereunder to make such obligations materially more onerous to Accenture Ltd shall require the approval of Accenture Ltd.

     (e)  Notwithstanding the foregoing, the Partners Representatives may waive the Transfer Restrictions and the other provisions of this Agreement to permit (A) Covered Persons to participate as sellers in underwritten public offerings of, and share repurchase programs and tender offers by the Company for, Common Shares; (B) Transfers of Covered Shares to organizations described in Section 501(c)(3) of the Code, including gifts to “private foundations”subject to the requirements of Section 509 of the Code or comparable provisions of the laws of other countries; (C) Transfers of Covered Shares held in employee benefit plans of the Company either generally or in particular situations; and (D) particular Covered Persons, a particular class of Covered Persons or all Covered Persons to Transfer Covered Shares in particular situations (such as Transfers to family members, partnerships or trusts), but not generally; provided that in each of (A) through (D), waivers of the restrictions imposed by paragraphs (a), (b) and (c) of Section 2.3 shall also require the prior written consent of the Company.

     (f)  In connection with any waiver granted under this Agreement, the Partners Representatives or the Employee Covered Persons proposing the waiver pursuant to this Section 6.3, as the case may be, may impose such conditions as they determine on the granting of such waivers.

     (g)  The failure of Accenture Ltd or the Partners Representatives at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by Accenture Ltd or the Partners Representatives of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

      Section 6.4.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF BERMUDA.

      Section 6.5.  Resolution of Disputes.

     (a)  The Partners Representatives shall have the sole and exclusive power to enforce the provisions of this Agreement. The Partners Representatives may in their sole discretion direct Accenture Ltd to pursue such enforcement, and Accenture Ltd agrees to pursue such enforcement as directed by the Partners Representatives.

     (b)  Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce, except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.

     Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

     (c)  Notwithstanding the provisions of paragraph (b), the Partners Representatives may bring, or may cause Accenture Ltd to bring, on behalf of the Partners Representatives or on behalf of one or more Covered Persons, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (c), each Covered Person (i) expressly consents to the application of paragraph (d) of this Section 6.5 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Counsel of Accenture Ltd, c/o Accenture Ltd, 1661 Page Mill Road, Palo Alto, CA 94304 (or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd) as such Covered Person’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Covered Person of any such service of process, shall be deemed in every respect effective service of process upon the Covered Person in any such action or proceeding.

     (d)  (i)  EACH COVERED PERSON HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, UNITED STATES FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (C) OF THIS SECTION 6.5, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (d) have a reasonable relation to this Agreement, and to the parties’relationship with one another.

     (ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (d)(i) of this Section 6.5 and such parties agree not to plead or claim the same.

Section 6.6.  Relationship of Parties. The terms of this Agreement are not intended to create a separate entity for United States federal or state income tax purposes or under the laws of any other jurisdiction. Nothing in this Agreement shall be read to create any partnership, joint venture or separate entity among the parties or to create any trust or other fiduciary relationship between them.

      Section 6.7.  Notices.

     (a)  Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by telecopy to a party at its address as indicated below:

     If to a Covered Person,

          c/o Accenture Ltd
          1661 Page Mill Road
          Palo Alto, CA 94304
          Telecopy: (650) 213-2956
          Attention: General Counsel
          (or, if different, the then-current principal business address of the duly appointed
          General Counsel of Accenture Ltd)

     If to the Partners Representatives,

          c/o Accenture Ltd
          1661 Page Mill Road
          Palo Alto, CA 94304
          Telecopy: (650) 213-2956
          Attention: General Counsel
          (or, if different, the then-current principal business address of the duly appointed
          General Counsel of Accenture Ltd)

     and

     If to Accenture Ltd,

          Accenture Ltd
          1661 Page Mill Road
          Palo Alto, CA 94304
          Telecopy: (650) 213-2956
          Attention: General Counsel
          (or, if different, the then-current principal business address of the duly appointed
          General Counsel of Accenture Ltd)

     Accenture Ltd shall be responsible for notifying each Covered Person of the receipt of a communication, demand or notice under this Agreement relevant to such Covered Person, in writing, at the address of such Covered Person then in the records of Accenture Ltd (and each Covered Person shall notify Accenture Ltd of any change in such address for communications, demands and notices) or by electronic mail to the principal electronic address of such person maintained by the Company.

     (b)  Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

      Section 6.8.  Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof shall be unimpaired.

      Section 6.9.  Right to Determine Tender Confidentially. In connection with any tender or exchange offer for all or any portion of the outstanding Common Shares, subject to compliance with all applicable restrictions on Transfer in this Agreement or any other agreement with the Company, each Covered Person shall have the right to determine confidentially whether such Covered Person’s Covered Shares will be tendered in such tender or exchange offer.

      Section 6.10.  No Third-Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

      Section 6.11.  Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

      Section 6.12.  Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Voting Agreement as of the date first above written.

                                                  ACCENTURE LTD

                                                  By _________________________________
                                                        Name:
                                                        Title:

[Signature blocks of Covered Persons set forth separately.]

APPENDIX A

Covered Persons